EX 10.1

PERFORMANCE BASED RESTRICTED SHARE AGREEMENT

This Performance Based Restricted Share Agreement (this “Agreement”) is entered into as of ________________ (the “Date of Grant”), by and between Park-Ohio Holdings Corp., (the “Company”) and ________________, an employee of the Company or a Subsidiary (the “Employee”).

WHEREAS, pursuant to the provisions of the Park-Ohio Holdings Corp. 2015 Equity and Incentive Compensation Plan (the “Plan”), the Company desires to award to the Employee Restricted Shares, in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, the Employee wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the same meanings as in the Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Award of Shares.  The Company hereby awards to the Employee ___________ Common Shares (the “Restricted Shares”) in accordance with the terms of this Agreement and the Plan.

2.    Rights of Employee. The Restricted Shares subject to this grant shall be fully paid and non-assessable and shall be represented by a certificate or certificates registered in the Employee’s name and endorsed with an appropriate legend referring to the restrictions hereinafter set forth. The Employee shall have all the rights of a shareholder with respect to such shares, including the right to vote the shares and receive all dividends paid thereon, provided that such voting and dividend rights shall lapse with respect to any Restricted Shares that are forfeited to the Company pursuant to Section 4 of this Agreement.

3.    Provisions of Plan Controlling.  The Employee specifically understands and agrees that the Restricted Shares are being awarded to the Employee pursuant to the Plan, and the Employee acknowledges that the Employee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the provisions of the Plan will control.

4.    Vesting of Restricted Shares.

(a)    Except as provided in paragraphs (b) and (c) below, the Restricted Shares awarded hereunder (to the extent not already vested) shall be forfeited to the Company for no consideration in the event the Employee ceases to be employed by the Company for any reason prior to the third anniversary of the Date of Grant.

(b)    If the Management Objective approved by the Committee on the Date of Grant with respect to the Restricted Shares (the “Threshold Requirement”) for the period beginning on ___________ and ending on _______________ (the “Performance Period”) is achieved, the Restricted Shares awarded hereunder shall be fully vested in the Employee and no longer subject to a risk of forfeiture to the extent of 1/3 of the aggregate number of Restricted Shares subject to this Agreement on each of the first three anniversaries of

EX 10.1

the Date of Grant, provided that the Employee shall have remained continuously employed by the Company or a Subsidiary until each such date. The vesting of the Restricted Shares pursuant to this Section 4(b) is contingent upon a determination by the Committee that the Threshold Requirement has been satisfied. Notwithstanding any provision to the contrary, and except as otherwise provided in Section 4(c) below, if the Threshold Requirement is not achieved during the Performance Period, the Employee shall forfeit the Restricted Shares.

(c)    Notwithstanding anything in this Agreement to the contrary, the Restricted Shares awarded hereunder, to the extent not previously forfeited, shall be fully vested in the Employee and no longer subject to risk of forfeiture pursuant to paragraph (a) or the vesting requirements set forth in paragraph (b) (to the extent the Restricted Shares have not already become vested), upon the occurrence of the earliest of the following events, provided that the Employee shall have remained continuously employed by the Company or a Subsidiary until the date of such event:

(i)    the date on which the Company undergoes a Change in Control; or

(ii)    the date on which the Employee dies or becomes “Disabled” (as defined below).

(d)    For purposes of this Agreement, the Employee shall be considered to be “Disabled” if (i) the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical impairment or mental impairment which can be expected to result in death or can be expected to last for a period of not less than 6 months; or (ii) the Employee, by reason of any medically determinable physical impairment or mental impairment which can be expected to result in death or can be expected to last for a period of not less than 6 months, is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company; or (iii) the Employee has been determined to be totally disabled by the Social Security Administration.
(e)    The Employee hereby designates the individual or individuals named on the attached Designation of Beneficiary Form as the Employee’s beneficiary or beneficiaries under this Agreement.

5.    Escrow Agreement. The certificate or certificates representing the Restricted Shares will remain in the possession of the Company to be held by it in escrow, together with the accompanying stock power signed by the Employee and endorsed in blank, until the date upon which the restrictions imposed upon the Restricted Shares under Sections 4 and 8 of this Agreement (referred to collectively as the “Restrictions”) lapse in accordance with the terms and conditions of the Plan and this Agreement. The Company may enter into an agreement with a third party whereby such third party shall hold the Restricted Shares in escrow, subject to the terms of the Plan and this Agreement. The Employee shall execute such documents as may be necessary to facilitate the transfer of the Restricted Shares to such third party.

6.    Additional Shares. If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Shares, or otherwise distribute securities of the Company to the holders of its Common Shares, the number of Common Shares or other securities of the Company issued with respect to the Restricted Shares then subject to the Restrictions shall be added to the Restricted Shares subject to this Agreement. If the Company shall distribute to its shareholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the Restricted Shares then subject to the Restrictions shall be added to the Restricted Shares subject to this Agreement.

7.    Legends.  All certificates representing the Restricted Shares to be issued to the Employee pursuant to this Agreement may have endorsed thereon legends substantially as follows:

EX 10.1

“The shares represented by this certificate are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Park-Ohio Holdings Corp. 2015 Equity and Incentive Compensation Plan (the “Plan”) and the Restricted Share Agreement dated June __, 2015 (the “Agreement”), between the owner of the restricted shares represented hereby and Park-Ohio Holdings Corp. (the “Company”). The release of such shares from such terms and conditions shall be made only in accordance with the provisions of the plan and the agreement, copies of which are available for inspection at the offices of the Company or will be made available upon request.

The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

8.    Investment Intent.  The Employee represents and warrants to the Company that the Restricted Shares are being acquired for the Employee’s own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Restricted Shares. Further, the Employee understands and agrees that during the period the Restricted Shares are held in escrow, he cannot sell, transfer, assign, hypothecate or otherwise dispose of the Restricted Shares or pledge them as collateral for a loan. In addition, during the escrow period, the Restricted Shares shall be subject to such additional restrictions as the Committee deems necessary or appropriate.

9.    Notices. Any notices to the Company required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

Robert D. Vilsack
Secretary
6065 Parkland Blvd.
Cleveland, Ohio 44124

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

10.    Governing Law.  This Agreement shall be governed and construed in accordance with the internal substantive laws of the State of Ohio.

11.    Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the delivery to the Employee of Common Shares upon the release of the Restrictions, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the obligation of the Company to make any such delivery that the Employee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Employee

EX 10.1

may elect that all or any part of such withholding requirement be satisfied by delivering to the Company other Common Shares held by the Employee. If such election is made, the Common Shares so delivered shall be credited against such withholding requirement at the market value of such Common Shares on the date of such delivery. In no event will the market value of the Common Shares to be delivered pursuant to this Section 11 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld.

12.    Benefit of Agreement.  Subject to the provisions of the Plan and the provisions of this Agreement, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
13.    Entire Agreement.  This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

14.    Adjustments. The Restricted Shares subject to this Agreement are subject to adjustment as provided in Section 11 of the Plan.

15.    Modifications and Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Employee under this Agreement without the Employee’s written consent, and (b) the Employee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.

16.    Waivers and Consents.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

17.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

18.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Restricted Shares and the Employee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

20.    No Obligation to Employ.  The grant of the Restricted Shares is discretionary and shall not be construed as giving the Employee the right to be retained in the employ of the Company or any

EX 10.1

Subsidiary and shall not be considered to be an employment contract or a part of the Employee’s terms and conditions of employment or of the Employee’s salary or compensation, and the Company or any Subsidiary may at any time dismiss the Employee from employment, free from any liability or any claim under the Plan.

IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed as of the day and year first above written.

PARK-OHIO HOLDINGS CORP.                EMPLOYEE:

By: __________________________                ___________________________

EX 10.1

PERFORMANCE BASED RESTRICTED SHARE AGREEMENT

DESIGNATION OF BENEFICIARY FORM

I hereby designate the following person or persons as primary and secondary beneficiaries under the Performance Based Restricted Share Agreement, dated ________________ (the “Agreement”), between me and Park-Ohio Holdings Corp. (the “Company”):

Primary Beneficiary(ies):

Name:    _________________________

Address:    _________________________

_________________________

Contingent Beneficiary(ies):

Name:    _________________________

Address:    _________________________

_________________________

I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF PRIMARY BENEFICIARIES AND CONTINGENT BENEFICIARIES.

In the event my employment with the Company or a Subsidiary (as defined in the Park-Ohio Holdings Corp. 2015 Equity and Incentive Compensation Plan (the “Plan”)) is terminated by my death and any Restricted Shares (as defined in the Agreement) granted to me under the Agreement become unrestricted in accordance with the Plan, such Restricted Shares shall be distributed to my primary beneficiary or beneficiaries. If my primary beneficiary or beneficiaries do not survive me, any such Restricted Shares shall be distributed to my contingent beneficiary or beneficiaries. If no named beneficiary survives me, then any such Restricted Shares shall be distributed in accordance with my will or the laws of descent and distribution.

_____________________
Date of this Designation                     Signature of Grantee